EXHIBIT 10.3

                           CONVERTIBLE PROMISSORY NOTE

Lender:     National Petroleum Corporation
            597 W. Waterview Drive
            Green Valley, AZ 85614

Borrower:   Natural Resource Group, Inc.
            1789 W. Littleton Blvd.
            Littleton, CO 80120

Maximum Principal Amount:  $350,000.00

Date of Issuance:  January 12, 2012

Maturity Date:  January 11, 2014

     1. Principal and Interest.

          1.1 Principal Draws. The Maximum Principal Amount is made available by Lender to Borrower in multiple draws. The initial draw extended upon issuance of this Note is $150,000. Two additional draws of $100,000 each are made available to Borrower upon its written request made at any time within six (6) months of the Date of Issuance and in conformity with paragraph 2, below.

          1.2 Promise to Repay. Borrower hereby promises to repay to the order of Lender the Principal drawn pursuant to paragraph 1.1 at the place and in the manner hereinafter provided, together with interest thereon at the rates described below, and any and all other amounts which may be due and payable hereunder.

          1.3 Maturity Date. This Note shall mature, and all sums remaining due hereunder shall be due and payable in full, on the Maturity Date set forth above.

          1.4 Interest. Interest on the Principal shall accrue at a rate of 10% per annum on principal sums drawn by Borrower.

          1.5 Interest Payment. Borrower shall pay to Lender the interest described in paragraph 1.4, above, monthly. All interest accrued through the last day of each month shall be paid by Borrower and delivered to Lender not later than the 5th day of the following month.

          1.6 Place of Payment. The Principal and Interest shall be payable at the address of Lender set forth at the head of this Note. Lender may by written notice to Borrower designate a different place of payment.

          1.7 Principal Payment. The entire principal balance shall be due at the Maturity Date.

          1.8 Surrender Upon Payment. Upon payment in full of the Principal and Interest hereunder this Note shall be surrendered by Lender to Borrower for cancellation.

2. Purpose. The purpose of this extension of credit is to fund Borrower's additional development operations in conformity with the terms and provisions of Participation Agreement dated of even date herewith, and Borrower's expected expenditures in connection therewith are as detailed in Exhibit "B-1" attached hereto and made a part hereof by reference. The terms and provisions of such Participation Agreement are incorporated herein, and made a part hereof, by reference. Draws upon this Note are available to Borrower as each preceding phase of additional development is completed as set forth in said Exhibit "B-1".

3. Security. Borrower hereby grants to Lender, and this Note shall be secured by, a first priority Deed of Trust, Mortgage and Security Agreement, together with UCC financing statements, covering the Oil and Gas Leases described in Exhibit "A" attached hereto, together with the wells, casing, piping, pumps, motors, jacks, tanks, gathering lines, pipe lines and all other oil and gas field equipment located thereon and used in connection therewith, and the oil and gas produced therefrom, whether now owned or hereafter acquired, additions and accessions thereto, the proceeds therefrom and products thereof (the "Collateral"). The Parties understand and agree that the security shall not include any property or assets of Borrower except for the Collateral. In the event of any sale by Borrower of the Collateral, or Borrower's working interest in the Collateral, the Deed of Trust, Mortgage and Security Agreement shall continue in force and remain a lien against the Collateral, unless this Note is paid and discharged in full. The Parties hereby agree that the proceeds from any such sale shall be due to Lender in (a) an amount sufficient to satisfy all Principal, Interest and such other sums as may be due Lender as hereinafter provided, or (b) the entire amount of the sale, whichever is less. It is the Parties intent that this Note and the Deed of Trust, Mortgage and Security Agreement shall be binding upon any successor or assign of Borrower with respect to the Collateral.

4. Election to Convert. Lender shall have the right, at any point during the life of this Note, to convert the then remaining Principal balance to a 10% Working Interest in the Collateral. Lender shall make such election by giving written notice to Borrower. Upon such notice (a) Borrower shall assign to Lender, within 10 days of receiving notice, a 10% working.

     interest in the Collateral; and a 10% interest in all wells owned by Borrower on such leases in which Lender does not already own a 20% Modified Net Profits Interest (as such Interest is described in the Participation Agreement); and (b) all Principal owed by Borrower to Lender shall be converted to such working interest, so that Borrower shall no longer owe Lender any Principal amount. Upon conversion, the parties shall enter in a Joint Accounting Agreement designating Assignor (its successors or assigns) as "Operator" for the mutual interest of the working interest owners, such Operating Agreement to be substantially in the form of the then most recent version of AAPL Form 610 Joint Operating Agreement with COPAS Accounting Procedures for Onshore Operations. Interest shall continue to accrue (payable monthly by Borrower as herein provided) until: (i) the Joint Operating Agreement is executed; and (ii) the first day of the month within which Borrower has delivered and recorded a good and sufficient Assignment and Bill of Sale to the 10% working interest and such Assignment and Bill of Sale is made effective (i.e., Lender entitled to its proportionate share of revenue, subject to its share of operating expense). In the event the election to convert is made by Lender at a time when less than the Maximum Principal Amount ($350,000) is due and owing, then the working interest into which Lender shall convert shall be reduced proportionately (e.g., if the Principal amount then outstanding is $187,500, then Lender shall be entitled to convert into a 5% working interest).

5. Event of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

          a. Borrower fails make any payment of Interest or Principal due hereunder, and such failure shall remain unremedied for a period of five (5) business days.

          b. Lender shall fail to advance funds upon Borrower's request for draw, unless Borrower has failed to conform to the purposes of this Note.

6. Prepayment. Borrower may prepay the Note at any time prior to the Maturity Date, in whole or in part, without any penalty or fee of any sort. Prior to prepaying the Note, Borrower shall give written notice to Lender of its intent to prepay. Upon receiving such notice, Lender shall have ten (10) days to provide Borrower with written notice of its intent to convert the Principal to a working interest as provided in paragraph 4, above. If Lender does not send written notice of its election to convert, then Lender's right to convert shall expire and Borrower may terminate the Note by repaying the Principal.

7. Failure to Pay on or Before the Maturity Date. If Borrower fails to pay the Principal due on this Note contemporaneously with or prior to the Maturity Date, and such failure is not remedied within 30 days, the following shall apply:

          a.   Lender  shall be entitled to seek and obtain an order  appointing
               Receiver  of  the   Collateral   for   purposes  of   protecting,
               preserving, operating and maintaining the Collateral.

          b. Lender shall have a Power of Sale concerning all of the Collateral. Power of sale shall mean that Lender shall have the right to sell and convey all or part of Borrower's working interest in the Collateral. Lender shall endeavor in good faith to obtain market value for Borrower's working interest in the Collateral, but if the sale is conducted by judicial means (judicial foreclosure, receiver's sale, or other proceedings before a Court of competent jurisdiction) the sole procedures authorized by such Court shall be deemed to satisfy the Lender's obligations under the preceding sentence. Lender shall apply the proceeds of any sale to the Principal and Interest on this Note, as well as the costs of any sale (subject to the limitations on attorney's fees set forth in paragraph 8, below). Any remaining proceeds from the sale after satisfaction of Principal, Interest and costs shall be tendered to Borrower. Any deficiency shall remain due from Borrower.

          c. As an alternative to the remedy described in such paragraph 7b, above, Lender shall have the right to the assignment of 50% of Borrower's ownership interest in the Collateral. This right may be enforced by specific performance in a court of law. Such 50% ownership interest shall be assigned to Lender by good and sufficient Assignment and Bill of Sale, and the parties shall enter into a mutually acceptable Joint Operating Agreement and COPAS accounting procedures (as provided in paragraph 4, above) naming a mutually acceptable operator. Upon the assignment of 50% of its ownership interest in the Collateral by Borrower to Lender, this Note shall terminate, and Borrower shall have no further obligation to Lender. Lender may exercise the right described in this paragraph by sending written notice to Borrower of such intent to exercise. Upon receiving such notice Borrower shall assign the interest to Lender within ten (10) business days.

          d. The remedies provided for in subparagraphs b. and c, above are mutually exclusive.

8. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership, other judicial proceedings, or by exercise of the Power of Sale, or if this Note is placed in the hands of a collection agency, Borrower agrees to pay, in addition to the Principal and Interest, reasonable collection and attorney's fees and costs, not to exceed $20,000, incurred in collection by Lender. The limitation on attorney's fees shall not apply if it is determined by a Court of competent jurisdiction that any defenses, objections or other legal obstacles to Lender's enforcement of this Note, and the remedies provided for herein, were pled and asserted by, or on behalf of, Borrower in bad faith or for the purpose of hindering and delaying enforcement without just cause or excuse.

9. Representations, Warranties, and Covenants of Borrower and Lender. All representations, warranties, covenants, choice of law provisions, headings, waivers, severability, and notice provisions, listed in the Participation Agreement to which this Note is attached as an Exhibit shall apply to this Note. In the event of a conflict between this Note and the Participation Agreement, the Participation Agreement shall govern.

10. Waiver. Borrower waives presentment, demand and notice of dishonor and protest with respect to this Note.

     IN WITNESS WHEREOF, Natural Resource Group, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first written above.

Borrower                                  Lender

NATURAL RESOURCE GROUP, INC.        NATIONAL PETROLEUM CORPORATION

/s/ Paul Laird                                  /s/ Ron McGinnis
-------------------------                       ---------------------------
By: Paul Laird, President                       By: Ron McGinnis, President

                           ADDENDUM TO PROMISSORY NOTE

     This document is an Addendum to the Promissory Note issued by Natural Resource Group, Inc. ("Borrower") to National Petroleum Corporation ("Lender"), dated January 17, 2012.

     WHEREAS Borrower acquired the Collateral (described in the Promissory Note and used as security for that Note) from Energy Oil and Gas, Inc. ("EOGI") in December 2010; and

     WHEREAS part of the  consideration  for such  acquisition  was a Promissory
Note issued by Borrower to EOGI which was secured by a first priority lien on the Collateral; and

     WHEREAS the remaining balance on the Promissory Note issued to EOGI is approximately $190,000;

     WHEREAS EOGI has agreed to modify its Promissory Note with Borrower so that EOGI's security interest on the Assets is second in priority and subordinate to Borrower's Deed of Trust, Mortgage and Security Agreement granted to Lender;

     THEREFORE, EOGI hereby agrees that its security interest in the Assets shall be second in priority to the full satisfaction of Lender's security interest in the Collateral, and that Lender's security interest shall be a first priority deed of trust, mortgage and security agreement.

     AGREED and EXECUTED this 17 day of January, 2012.

                                          ENERGY OIL AND GAS, INC.


                                          By: /s/ Duane Bacon
                                              -----------------------
                                              Duane Bacon, President